Registration No. 024-12029

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

Amendment No. 1

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

NITCHES, INC.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1333 N Buffalo Dr., Suite 210

Las Vegas, NV 89128

(678) 999-6242

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Premier Legal Group

1333 N. Buffalo Dr., Suite 200

Las Vegas, NV 86128

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5651	85-4188308
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

i

Nitches, Inc.

MAXIMUM OFFERING AMOUNT: $4,500,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 900,000,000

This is a public offering (the “Offering”) of securities of Nitches, Inc., a Nevada corporation (the “Company”). We are offering a maximum of Nine Hundred Million (900,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) at an offering price of Five Tenths of One Cent ($0.005) per share (the “Shares”) pursuant to Tier 1 of Regulation A. The minimum investment amount is One Thousand Dollars ($1,000), or Two Hundred Thousand (200,000) Shares.  This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all 900,000,000 shares of Common Stock offered hereby, (a) upon the sale of the Maximum Offering (b) December 1, 2023, subject to an extension but not past one year from the date the Offering is qualified, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

The Company’s Common Stock is listed on the Over The Counter Bulletin Board (“OTCPINK”) under the symbol “NICH,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

On December 1, 2022, the closing price of our common stock was $0.0088 per share.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.005 per share offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price).

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Nitches, Inc.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards (page 38). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions (1)	Proceeds to the Company(2)
Per Share	$0.005	$0.00	$0.00499
Maximum Offering	$4,500,000.00	$0.00	$4,495,000.00

(1)None of the Shares will be offered through registered broker-dealers to which we will pay commissions, nor will we pay finders for shares from this Offering.

(2)After deduction of the offering expenses, estimated at $5,000.00.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is December 2, 2022

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $5,000.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Nitches,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Nitches, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

•Our ability to effectively operate our business segments;

•Our ability to manage our research, development, expansion, growth and operating expenses;

•Our ability to evaluate and measure our business, prospects and performance metrics;

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Nitches, Inc., a Nevada corporation.

Business Overview

Nitches works one-on-one with social media influencers from design concept through final manufacturing and distribution to deliver select, superior quality products that reflect the personalities of their unique brands. The social media influencers market the products to their followers on their own social media platforms versus spending excessive amounts on advertising in “traditional” media.

The Nitches corporation is focused on distribution and production of household, lifestyle, travel & leisure, and sports goods and clothing, with a long-term objective of bringing sustainable business practices to the supply chain for these products.  Our method is to identify business partners that are innovating outside of the box of what is currently trendy in the market and outside of the box of traditional marketing. Nitches aims to find the diamonds in the rough before the world knows about them.  Our objective is to find brands (or people that have brands and people that ARE brands) that are on their way to the top of their verticals with new tech, new concepts, or state-of-the-art patents and then we take them there; these social influencers are our partners (our “Social Media Partners”) for whom we will white-label and back-end brand merchandise and with whom we will drive demand for goods from sustainable supply chains.

The Company is in the business of wholesale manufactured goods, but it white-labels them under the brand names of our Social Media Partners and also distributes them in an on-line “department store” where each of our Social Media Partners can sell their respective white-labeled merchandise and marketing them first to their own social media followers as the “patient zeros” of their viral marketing campaigns to commercialize the personal “brands” they have built.  Our business plan is place orders with global manufacturers of high margin household, lifestyle, travel & leisure, and sporting goods, white label these products under the brands that Our Social Media Partners have already cultivated, and then use the social media follower base of Our Social Media Partners to market and promote the products and distribute them through on-line store on the Nitches website, https://nitchescorp.com/brands/. This marketplace stitches niches of fans together in an on-line bazaar - hence “Nitches.”

Management believes we will not need an actual sales team to market our white-labeled products as our stable of Social Media Partners each have a built-in market to advertise their merchandise to simply by featuring their own brand merchandise in their social media content.

Management plans to create an equity incentive program whereby our Social Media Partners can earn and vest shares of our common stock by achieving certain social media analytics and sales thresholds thereby being compensated them for the strength of their social media follower base.  Management believes this strategy will be key to attracting strong social media influencers as their modus operandi is capitalizing on their influence, or follower base.  We do not anticipate launching our equity incentive plan before the 4th quarter of 2023 and do not yet have a specific time-frame for doing so.

The first line of goods we have made available to our Social Media Partners to white-label is “athleisure” clothing (clothing designed for exercise and everyday use) as management believes the purpose of the first good to be sold should be to test the market and build brand awareness.  We believe our Nitches clothing and lifestyle products will mesh seamlessly with the social media content of our Social Media Partners as social media is all about showcasing lifestyle.

One Social Media Partner’s on-line store is already open and selling its first product and another one is opening soon; one can check them out here: https://nitchescorp.com/brands/.  So far both brands have placed bulk orders for merchandise which have been fulfilled, but sales have just begun with each brand so far only selling a dozen or so items.

Nitches developed the NITCHES OVS its industry-changing Owner Verification System (OVS™) mobile app called “NITCHES OVS”, an application (app) that can be used to verify authenticity and ownership of Nitches’ luxury products, apparel and streetwear clothing items.  The Company believes registering the product and its unique QR code as an NFT will help protect each brand and their name, image and likeness as well as make the purchase of its goods a unique irreplaceable experience for customers.

Nitches has successfully submitted the NITCHES OVS app to Apple iTunes (iPhone) and Google Play (Android) stores. It is now available for buyers who purchase products from stores registered with Nitches.

Offering Summary

Issuer:	Nitches, Inc.

Shares Offered:	A maximum of 900,000,000 Million (900,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Five Tenths of one Cent ($0.005) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	56,759,644 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	956,759,644 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Five Tenths of One Cent ($0.005).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “NICH.”

There can be no assurance that the Company Common Stock sold in this Offering will continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:

Nine Hundred Million (900,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Five Tenths of One Cent ($0.005) per share (the “Shares”), for total gross sales of Four Million Five Hundred Thousand Dollars ($4,500,000).

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:

If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses) will be $4,495,000. We will use these net proceeds for operations of our business brands, working capital, strategic acquisitions for our Lifestyle brand portfolio, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	1333 N. Buffalo Dr., Suite 210, Las Vegas, NV 89128 www.NitchesCorp.com (678) 999-6242

THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “Nitches,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to Nitches, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Nitches, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended August 31.

OUR BUSINESS

Corporate History and Information

The Company was founded with the name, Beeba’s Creations, Inc., originally as a California corporation and was a wholesale importer and distributor of clothing, home décor and tabletop products it manufactured under its own specifications and distributed in the United States under its own brand labels and other retailer-owned private labels. It changed its name to Nitches, Inc. in 1995 and the Company moved jurisdiction to Nevada in 2008.

On November 5, 2020, International Ventures Society, LLC, a Nevada limited liability company, was appointed custodian of the Company pursuant to an Order of District Court of Clark County, Nevada. On November 6, the Company adopted amended Articles of Incorporation, which created the 2020 Series A Preferred Stock, with one share authorized. This one share effectively controls the Company by representing no less than 60% of all combined votes of Common and Preferred Stock at any time, and was issued to International Ventures Society LLC on the same day.

On December 16, 2020, International Ventures Society, LLC sold the one outstanding share of 2020 Series A Preferred Stock to Accelerate Global Market Solutions, a change of control transactions that resulted in John Morgan becoming CEO and launching the Company’s new business plan.

Business Overview

Nitches works one-on-one with social media influencers from design concept through final manufacturing and distribution to deliver select, superior quality products that reflect the personalities of their unique brands. The social media influencers market the products to their followers on their own social media platforms versus spending excessive amounts on advertising in “traditional” media.

The Nitches corporation is focused on distribution and production of household, lifestyle, travel & leisure, and sports goods and clothing, with a long-term objective of bringing sustainable business practices to the supply chain for these products.  Our method is to identify business partners that are innovating outside of the box of what is currently trendy in the market and outside of the box of traditional marketing.  Nitches aims to find the diamonds in the rough before the world knows about them.  Our objective is to find brands (or people that have brands and people that ARE brands) that are on their way to the top of their verticals with new tech, new concepts, or state-of-the-art patents and then we take them there; these social influencers are our partners (our “Social Media Partners”) for whom we will white-label and back-end brand merchandise and with whom we will drive demand for goods from sustainable supply chains.

The Company is again in the business of wholesale manufactured goods, but it white-labels them under the brand names of our Social Media Partners and also distributes them in an on-line “department store” where each of our Social Media Partners can sell their respective white-labeled merchandise marketing them first to their own social media followers as the “patient zeros” of their viral marketing campaigns to commercialize the personal “brands” they have built.  Our business plan is place orders with global manufacturers of high margin household, lifestyle, travel & leisure, and sporting goods, white label these products under the brands that Our Social Media Partners have already cultivated, and then use the social media follower base of Our Social Media Partners to market and promote the products and distribute them through on-line store on the Nitches website, https://nitchescorp.com/brands/. This marketplace stitches niches of fans together in an on-line bazaar – hence “Nitches.”

Management believes we will not need an actual sales team to market our white-labeled products as our stable of Social Media Partners each have a built-in market to advertise their merchandise to simply by featuring their own brand merchandise in their social media content.

Management plans to create an equity incentive program whereby our Social Media Partners can earn and vest shares of our common stock by achieving certain social media analytics and sales thresholds thereby being compensated them for the strength of their social media follower base.  Management believes this strategy will be key to attracting strong social media influencers as their modus operandi is capitalizing on their influence, or follower base.  We do not anticipate launching our equity incentive plan before the 4th quarter of 2023 and do not yet have a specific time-frame for doing so.

The first line of goods we have made available to our Social Media Partners to white-label is “athleisure” clothing (clothing designed for exercise and everyday use) as management believes the purpose of the first good to be sold should be to test the market and build brand awareness.  We believe our Nitches clothing and lifestyle products will mesh seamlessly with the social media content of our Social Media Partners as social media is all about showcasing lifestyle.

One Social Media Partner’s on-line store is already open and selling its first product and another one is opening soon; one can check them out here: https://nitchescorp.com/brands/.  So far both brands have placed bulk orders for merchandise which have been fulfilled, but sales have just begun so far only selling a dozen or so items.

Nitches developed the NITCHES OVS its industry-changing Owner Verification System (OVS™) mobile app called “NITCHES OVS”, an application (app) that can be used to verify authenticity and ownership of Nitches’ luxury products, apparel and streetwear clothing items.  The Company believes registering the product and its unique QR code as an NFT will help protect each brand and their name, image and likeness as well as make the purchase of its goods a unique irreplaceable experience for customers.

Nitches has successfully submitted the NITCHES OVS app to Apple iTunes (iPhone) and Google Play (Android) stores. It is now available for buyers who purchase products from stores registered with Nitches.

On October 21, 2021, Nitches signed its first Celebrity Influencer “Mr. John Lewis aka The Badass Vegan” (https://badassvegan.com ) for its first branded clothing line.  As part of the contract, Nitches will be launching 10 clothing items for Mr. John Lewis aka The Badass Vegan, our brand ambassador, with a lead time of 30 days for the first 10 clothing items and styles to be produced and custom manufactured through Nitches.  The company expects to have the first order for “The Badass Vegan” fulfilled and for sale in time for the holiday season.

A template of our Brand Ambassador Agreement is attached at Exhibit 6.1, a version of which we sign with each of our Social Media Partners.  A rundown of our agreements with each of our Social Media Partners follows:

On March 8, 20211, Nitches signed an agreement with visual artist Anthony Piper will design and write the creative concepts around the collaborative “Peace on Marz” campaign. “Peace on Marz” is the result of a collaboration with Viral Vegan Influencer and Filmmaker John Lewis to create a luxury athleisure clothing collection and comprehensive NFT strategy aimed at protecting our planet.  An important part of the project is developing an animated story for “Peace on Marz,” which will have a similar creative artistic flair as to Trill League, his celebrated web comic and graphic novel. Trill League is a hip-hop infused vision of a black superhero universe. For the “Peace on Marz” campaign, Piper will develop and creative direct a new Intellectual Property (IP) consisting of multi-faceted Marz Variant characters, eye-catching drawings and compelling storylines.

On March 22, 2022, Nitches signed an agreement to design a limited-edition capsule collection with illustrious Football Coach Steve Calhoun and his Armed and Dangerous Football Camp. The pro-style training camps “prepare quarterbacks, wide receivers, tight ends, running backs, defensive backs, safeties and linebackers for the next level and beyond.”  In addition to designing a capsule collection of branded clothing and apparel items, Nitches’ renowned artists will work with Armed and Dangerous to create collectible NFTs (non-fungible tokens) that can be used by buyers as Digital Art.  Management’s strategy use the white-labeled sporting goods ordered under this influencer’s brand to further develop relationships with manufacturers of high margin goods as a necessary step in diversifying the Nitches branded product lines outward from the “athleisure” clothing.

Management believes Nitches Corporation will give our clients and partners access to many of the key alternative production countries. China manufacturing is not the only place that you can get quality mass production at high levels. Working with multiple partner facilities across Asia gives us the best ability to get the right quality production capacity coupled with the lowest price to ensure your high-volume output.

On November 25, 2022, management decided to close-down all of its metaverse and NFT initiatives due to prohibitive costs of development, uncertainty of their monetization, and the early results of so-called industry leaders in metaverse development.

Accordingly, we will be discontinuing our plans for development of immersive metaverse projects with integration of MetaHuman Creator to create avatars wearing Nitches’ brands of athleisure closing wearing Nitches Owner Verification System (OVSä) verified digital athleisure clothing as had been previously published in an April 19, 2022.  We will continue development and sales of Nitches OVS (see below for additional details of that).  For our capsule collection with football coach Steve Calhoun and his Armed and Dangerous, we have ceased plans to create collectible NFTs as part of the capsule collection.

Additionally, management abandoned plans to accept cryptocurrency for our online stores due to volatility of price and the concerns that created for management in managing its supply chain.  We had not yet begun to accept any cryptocurrencies in our online store(s).

The company will continue to assist and launch the Peace on Mars (POM) NFT collection on behalf of the project owner, our Social Media Partner, John Lewis, as management believes those NFTs are almost ready to be minted.  The POM NFTs are made from original hand drawings by our creative director, Anthony Pieper.  The link to the mint the POM NFTs will be available to Social media followers of Mr. Lewis and/or his brands will be available on the POM online store at the Nitches website: https://nitchescorp.com/peaceonmarz/, where followers will be able to mint a POM NFT of their own for free.  Custody of the NFT will be with the individual that goes to the link to mint it, from there it will be distributed to the individual users digital (Ethereum) wallet.  The purpose of the making the POM NFTs available for minting is just to build brand recognition for POM.

They will be transferable and able to be sold on opensea.io, a website to explore, collect, and sell NFTs (“OpenSea”).  Open Sea charges a transaction fee on trade of an NFT called a gas fee1.  Nitches’s role in the minting of the NFTs is hosting the “mint page” on its website from the which the NFT connects to the block chain and will be transferred to the user’s digital wallet.  As the host of the “mint page” for the NFTs, the Company is eligible to receive a portion of the gas fees from any sales of the NFTs on the Open Sea platform.

Anti-Knockoff Owner Verification System (OVSä)

In March of 2022, Nitches completed its industry-changing Owner Verification System (OVS™) mobile app called “NITCHES OVS”. Nitches has successfully submitted the NITCHES OVS app to Apple iTunes (iPhone) and Google Play (Android) stores. It is now available for buyers who purchase products from stores registered with Nitches. NITCHES OVS is an application (app) that can be used to prove ownership of Nitches’ luxury products, apparel and streetwear clothing items.

Nitches developed the NITCHES OVS to show the authenticity of its limited-edition capsule collections and NFTs (non-fungible tokens) that are created with well-known celebrities and influencers. To reduce costs on Ethereum gas fees, Nitches minted its NFTs on the polygon blockchain network. Polygon is faster and less expensive for transactions than Ethereum.

Nitches plans to provide its NITCHES OVS to other businesses that want to protect their products, apparel and clothing from counterfeiting. According to Ghost Data, about 20 percent of fashion products advertised on social media are fake.

The Company believes registering the product and its unique QR code as an NFT will help protect each brand and their name, image and likeness as well as make the purchase of its goods a unique irreplaceable experience for customers by owning a unique wearable NFT clothing item.  The Company believes this will increase engagement with the Company’s social media presence creating an on-line community of its customers thereby improving brand identity for the Company - while also preventing counterfeiting and allowing true verification (consumers and customers can verify they are real and authentic) of authentication (authenticity) of its products with various entertainers, celebrities and social media influencers. However the Company does not believe the NFT will have any value separate from the value of the physical item and purchasers of the physical goods should not expect any capital appreciation of the NFT.

The OVS App is being built on the Ethereum, an open public decentralized platform, where no single person or group has control. The App will integrate with leading Ethereum/Polygon wallets, including MetaMask, Ledger Nano X, TronLink, Scatter, Coinbase and Trust.  The purpose of the NFT created in the OVS App is to verify the good purchased and verify to anyone that it is authentic and not a pirated good infringing on the brand using the OVS App.

The decision whether to mint the NFT is solely within the purchaser of the good and the purchaser has custody over the NFT it decides to mint; each NFT minted has a unique QR code that links to a verification of the good purchased with its purchase date, which also serves to verify if the good was purchased as part of a capsule collection.  The NFT is transferable and designed to be transferred to a buyer of the good it authenticates, however that is purely up to the

1 This FAQ on the OpenSea website explains what “gas fees” are, why they are needed, who gets them: https://support.opensea.io/hc/en-us/articles/1500006315941-What-are-gas-fees-

buyer and seller to decide and negotiate between themselves.  There does exist a second-hand market for vintage clothing and sneakers, in which Nitches OVS verified goods could be sold with ownership of the minted NFT authenticating the good being transferred to the buyer along with the transfer of the actual verified vintage good being purchased.

We do not anticipate the NFT having any value separate from the good it authenticates in that it is not likely to be bought or sold and only transferred with the sale of the good it verifies, however there will be no restrictions on the transfer of the NFT minted by the purchaser of the good.  As Nitches will have zero custody over the minted NFT, these decisions will not be made by management but instead by consumers, and Nitches will not profit from or participate in the NFT in any way; the opportunity to mind the NFT is being provided by the Nitches through its Nitches OVS App solely to prohibit piracy of the goods sold by our Social Media Partners.  For the foregoing reasons, management has been advised by its counsel that the NFTs that may be minted with the Nitces OVS App are not securities under the

Management believes it is quite possible a NFT OVS verified good may sell for more on a secondary market than an unverified good but does not assert any particular expertise in how development of the metaverse and NFTs will go from here.  It only asserts that we believe there is a need to verify the authenticity of purchase goods which the NFTs minted with the Nitches OVS App.  Purchasers of NFTs including those minting NFTs with the Nitches OVS App should be advised that NFT are not a reliable store of value and that they may lose any and all money or other costs incurred in obtaining custody of an NFT.

A second phase of our growth plan will be to consult for, partner with, or acquire our manufacturing vendors to rework their supply chains to qualify for certain Sustainable Manufacturing Certifications.  We have not yet begun any partnerships with any manufacturers and so far only vendor-customer relationships with the manufacturers we have done business with.

In our business plan, the brands of our Social Media Partners that we white-labels products under are an entryway to strategic partnerships with global manufacturers of product ready to scale production to take advantage of the effects of our marketing campaigns. We will act as consultants - and financiers - to these manufacturers to scale their production in a sustainable supply and distribution chain.  The demand for sustainable products will be driven by the follower base our Social Media Partners for whom it will be important because it is important to the social media influencers they are following and with whom we are partnering.

Management plans for the payments for such consultancies, will be in the form of revenue or profit-sharing arrangements with these manufacturers in order to give multiple streams of revenue, which management believes could be bundled and securitized once matured for later stage financing, which the Company could use to finance or acquire and scale those of these manufacturers that have shown growth and/or the most innovation in sustainability.

We could even use a portion of this bundled stream of income for cash giveaway sweepstakes run by our influencers with their follower base as product and cash giveaways is a proven effective means to increase social media engagement, which will attached more influencers to Nitches because they would then be able to use our giveaways to increase their followers while promoting our Nitches branded products.

Management believes this phase of our business plan will lead to residual streams of income from the financing we provide to our manufacturing partners.  As these streams of income mature and become more credit-worthy, our plan is to bundle those streams of income - whose credit is bolstered by the marketing of our Nitches lifestyle influencers - to offer a corporate bond, the proceeds of which will be used to finance the expansion and creation of a totally sustainable supply chain and distribution chain for our global manufacturers. Because the use of funds would be used to scale sustainable “carbon-neutral” manufacturing, management believes such financing would qualify as for “ESG” (Environmental, Social, or Governance) financing. “ESG investing is investing in companies that score highly on environmental and societal responsibility scales as determined by third-party, independent companies and research groups. “ESG investing is investing in companies that score highly on environmental and societal responsibility scales as determined by third-party, independent companies and research groups.” Management believes Nitches will score well on such scales by living our company ethos and vision -- as well as through the use of consultants expert in qualifying for ESG investing.

A third phase will be when those influencers that meet certain analytics and sales thresholds begin to qualify for the Nitches Equity Incentive Plan for Social Media Influencers (“Equity Incentive Plan”), however we do not intend to begin the Equity Incentive Plan until after our planned growth with our manufacturing vendors and not have not yet set any thresholds or benchmarks for when equity would be granted and/or vested.  Management does not believe it will be able to set any such benchmarks at least until the August 31, 2023 financials have been reported.  For the Equity Incentive Program, we will use our publicly traded common stock for an Equity Incentive Plan for Social Media Influencers with the equity vesting based upon their achievement of certain social media analytics milestones based upon impressions and conversions when posting content showcasing our Nitches products.

Company Ethos, Vision is reflected in the Nitches Brand.

Our business model is anchored in a long-term vision that builds on the heritage of our brands and stimulates creativity and excellence for the next generation of sustainable living.  The success of the marketing of our products will be based on our company living this vision with its operations.

The Nitches Corporation, as a company committed to excellence, we believe that our integrity and ethics are the most important thing. That’s why we conduct ourselves with exemplary integrity and ethics in the conduct of our business and in our relations with all stakeholders.

Rules of conduct, principles and guidelines governing ethics and environmental and social responsibility have been defined to establish the behavior required of the Group’s executives and employees, as well as our suppliers and partners. The Nitches Corporation Code of Conduct constitutes the cornerstone of our ethics and compliance policy.

FIVE OPERATING KEYS TO NITCHES:

1.Discovering Niche Overlooked Concepts & Businesses

2.Collaborative Creative Verticals

3.Advocating Sustainable Materials

4.Global Manufacturing Partnerships

5.Providing Experienced Fundamentals

These areas will be where the Company will be focusing its efforts moving forward. Notwithstanding, the three different areas of focus the Company will consolidate its financials into one statement and not report as different segments.

Intellectual Property

We do not own any trademarks or patents; however, we have our own proprietary source code that we use in operating our app for our “Apparel Ownership Verification System,” which is called “Nitches OVS”.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

•Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

•Our ability to pay significant indebtedness.

•Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

•Our ability to manage our expansion, growth and operating expenses.

•Our management team’s lack of prior managerial experience managing a divers portfolio of businesses.

•No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

•Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

We have a limited operating history in our current business plan as a Lifestyle brand conglomerate, so there is limited track record on which to judge our business prospects and management.

We have limited operating history in the sale of retail goods upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

The Company’s success is reliant on one executive who is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon one key employee. If he becomes unable or unwilling to perform his functions for the Company, its chances for success will be greatly diminished and the Company may not be able to survive.  The Company does not maintain key-person insurance for this executive, and does not have a contingent plan for his death or incapacity at this time.  From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on one employee.  The Company does not maintain a chief financial officer or in house bookkeeper and so is totally reliant on third parties for the maintenance of its books, preparation of financial statements, and financial analysis of strategic partners and acquisitions.

The Adverse Effects to the Global Economy and the Company’s Operations of the Coronavirus Pandemic May Continue for an Unknown Duration and be Difficult to Predict.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions will likely continue for some time and could intensify at any time in the event a novel variant causes a surge in cases requiring renewed lockdowns or other restrictions. There can be no assurance that the lifting of measures that have been implemented to limit the spread of the virus will mitigate or reverse the effects such measures have had on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally, including but not limited to the continued effects on supply chains and inflation on goods and services.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). To the extent COVID- 19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended August 31, 2022, we generated a loss of approximately ($850,969), bringing the accumulated deficit to approximately ($30,097,970) at August 31, 2022. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

We have outstanding debt and lease commitments, which is secured by our assets and it may make it more difficult for us to make payments on the notes and our other debt and lease obligations.

As of August 31, 2022, we had liabilities totaling approximately $34,000. Our debt commitments could have important consequences to you. For example, they could:

•make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

•require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

•limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

•make it more difficult for us to satisfy our obligations with respect to the notes;

•place us at a competitive disadvantage compared to our competitors that have less debt; and

•make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully execute our business strategy and successfully operate our business segments. We may not be able to execute our business strategy and our business operations may be materially impacted.

If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our agreements with original equipment manufacturers or debt agreements may prohibit us from pursuing any of these alternatives.

Regulatory issues. We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Inadequacy of capital. The expected gross offering proceeds of a maximum of $4,500,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may not be able to obtain adequate financing to continue marketing our brands or close acquisitions of new brands for our Lifestyle Brand Portfolio.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to acquire the the brands we are targeting and to diversify our Lifestyle for our target demographics for sales and marketing business. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of John Morgan, our CEO, and such other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for only a very short period of time and may not work well together as a management team.

We may need to raising additional capital by issuing additional securities which could hurt the market for our securities or be on terms more favorable than those of our current shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•Our degree of success in generating revenue from our Lifestyle Brand Portfolio;

•The costs of establishing or acquiring sales, marketing, and distribution capabilities for our Lifestyle brands;

•The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

•The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•breach of their duty of loyalty to us or our stockholders;

•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Nevada General Corporation Law; or

•transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to the operations of our business segments.

Marketing of our Lifestyle brands may be capital intensive and subject to ever diffusing attention span and tastes and trends. The Board of Directors believes that the market projections and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target markets and our lack of experience in them, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and we don’t have any operational infrastructure or prior operating history. We intent to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As our businesses grow in scale and attract more customers, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our diversified businesses. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our Lifestyle Brand Portfolio brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to offer our Lifestyles could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our users interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as ingredients needed to appeal to discerning tastes, could result in a overall decrease in disposable income and higher prices for products outside of domestic needs, all of which could also adversely affect our revenues and, at the same time, increase our costs.

Fluctuations in Lifestyle ingredient and supply costs or reduced supplies could harm our business.

We could be adversely affected by limitations on certain inputs, the imposition of mandatory international trade allocations or closing of international borders (such as what has been seen in the COVID19 Pandemic). A severe or protracted disruption of supply chains or significant increases in the prices of materials could have a material adverse effect on supply chains and our financial condition and results of operations, either by directly interfering with our normal activities or by disrupting the our ability to meet the production required by the sales generated by our marketing team.

The concentration of our accounting functions at a limited number of facilities in the United Kingdom creates risks for us.

We have concentrated our accounting functions for the United States in one office location in of our financial analyst in the United Kingdom. A disruption of normal business at any of our principal office location either in Nevada or with our financial analyst in the UK, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities.

The misuse or theft of information we possess could harm our reputation or competitive position, adversely affect the price at which shares of our common stock trade or give rise to material liabilities.

We possess non-public information with respect to individuals, including our customers and our current and former employees, and businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position or materially affect the price at which shares of our Common Stock trade. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

•potential disruption of our ongoing business and distraction of management;

•difficulty integrating the acquired business; and

•exposure to unknown liabilities, including litigation against the companies we may acquire.

If we make acquisitions in the future, acquisition-related accounting charges may affect our balance sheet and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

Manufacturer safety recalls could create risks to our business.

Depending on the current state of international markets, any one recall on any specific brand of our Lifestyles, can incur a loss of business to us.  However at this time we offer a variety of Lifestyles to mitigate such an event.

If we are unable to purchase adequate supplies of competitively priced leads and the cost of marketing increases, our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

The price and other terms at which we can acquire solar leads vary based on specific markets and other conditions. For example, certain states offer tax incentives, therefore sales leads in said states are usually higher priced.  Consequently, there is no guarantee that we can purchase a sufficient number of sales leads at competitive prices and on competitive terms and conditions. If we are unable to obtain an adequate supply of qualified sales leads, or if we obtain less favorable pricing and other terms when we acquire Marketing dollars and are unable to pass on any increased costs to our customers, then our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of small batch Lifestyles increase taking advantage of similar market trends there will be increasingly overlap in brand identifications and tread-dress, companies such as ours consolidating multiple brands may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Further, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.  Our ability to collect marketing data could be adversely effected.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

If we are unable to expand our direct media and marketing services (social media advertising) to promote our Lifestyle brands and related products, the commercial appeal and brand awareness for our products and services may be diminished.

We will incur significant additional expenses and commit significant additional management resources to develop our social media marketing capabilities. We may not be able to build on the expansion of these capabilities despite these additional expenditures. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop and expand our own sales force or collaborate with a third party to sell our products, we may not be able to operate our products and/or services which would negatively impact our ability to generate revenue. We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully operate our products and/or services. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

Purchasing and even owning an NFT (non-fungible token) is risky because of how new they are and how much uncertainty there is in their value.

The main challenge faced in the NFT market is the uncertainty in determining the price of the NFT. Now, the price of any NFT will depend on the creativity, uniqueness, scarcity of the buyers and owners, and a lot more. There are considerable fluctuations in the prices of NFT because there is no fixed standard for any particular type of NFT.  There is no legal definition of NFT known in the entire world. Different countries such as UK, Japan, and the EU are moving ahead with different approaches for classifying NFT; therefor ownership of an NFT may have different legal meanings and rights across different countries. There is a great amount of uncertainty in what it means to own an NFT which creates uncertainty in the value of an NFT or whether it will have any value at all.  Individuals should be extremely cautious in purchasing NFTs as an investment or even in holding them as a store of value.

RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

•There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements;

•There may be low trading volume of our Common Stock limiting their liquidity;

•We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

•Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

•We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCPNK exchange may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTCPNK exchange, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPNK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•actual or anticipated variations in our periodic operating results;

•increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•changes in earnings estimates;

•changes in market valuations of similar companies;

•actions or announcements by our competitors;

•adverse market reaction to any increased indebtedness we may incur in the future;

•additions or departures of key personnel;

•actions by stockholders;

•speculation in the press or investment community; and

•our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment, and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the initial public offering price.

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•actual or anticipated adverse results or delays in our research and development efforts;

•our failure to operate our business;

•unanticipated serious safety concerns related to our business;

•adverse regulatory decisions;

•legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•changes in laws or regulations applicable to our businesses;

•our dependence on third parties;

•announcements of the introduction of new products by our competitors;

•market conditions in our business sectors;

•announcements concerning product development results or intellectual property rights of others;

•future issuances of our Common Stock or other securities;

•the addition or departure of key personnel;

•actual or anticipated variations in quarterly operating results;

•announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•our failure to meet or exceed the estimates and projections of the investment community;

•issuances of debt or equity securities;

•trading volume of our Common Stock;

•sales of our Common Stock by us or our stockholders in the future;

•overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•ineffectiveness of our internal controls;

•general political and economic conditions;

•effects of natural or man-made catastrophic events;

•other events or factors, many of which are beyond our control; and

•publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•variations in the level of expenses related to our business segments;

•any intellectual property infringement lawsuit in which we may become involved;

•regulatory developments affecting our business and industry; and

•our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $4,500,000 and offering expenses of $5,000, the total net proceeds to us would be $4,495,000 after offering expenses; we currently intend to use the net proceeds as set forth below deployed in phases according to our business plan. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Capital Funding for Manufacturers of our White Labeled Products	$2,500,000.00	$1,750,000.00	$1,250,000.00	$725,000.00
Marketing Services from Influencers to create social media content and social media advertising campaigns[2]	$1,750,000.00	$1,312,500.00	$875,000.00	$337,500.00
Strategic Partnerships/Acquisitions[3]	$100,000.00	$75,000.00	$50,000.00	$25,000.00
Attorneys Fees	$75,000.00	$56,250.00	$37,500.00	$18,750.00
Miscellaneous Operating Expenses	$75,000.00	$56,250.00	$37,500.00	$18,750.00
TOTAL	$4,500,000.00	$3,250,000.00	$2,250,000.00	$1,125,000.00

(1)Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental its business and publicly listed security; the Company does not plan to pay back salary or service long term debt with proceeds of the Offering.  It also includes our Offering expenses of $5,000.00.

(2)A portion of these proceeds may be in the form of issuance of qualified Reg A shares to consultants for business development deals with manufacturers.

(3)Any portion of these proceeds may be in the form of issuance of qualified Reg A Shares as consideration for these agreements and transactions.

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the aviation industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.  You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently -$.0027 per share.

On December 2, 2022, there were an aggregate of 56,759,644 shares of Company Common Stock issued and outstanding. Our net book value as of August 31, 2022, was $(154,071) or $(0.0027) per then-outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering:

Funding Level	$4,500,000	$3,375,000	$2,250,000	$1,125,000
Offering Price	$.005	$.005	$.005	$.005
Historical net tangle book value per Common Stock share before the Offering	$(.0027)	$(.0027)	$(.0027)	$(.0027)
Increase in net tangible book value per share attributable to new investors in this Offering	$.0072	$.0071	$.0068	$.0066
Net tangible book value per share, after the offering	$.0045	$.0044	$.0041	$.0039
Dilution per share to new investors	$(.0005)	$(.0006)	$(.0009)	$(.0011)

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

§the information set forth in this Offering Circular and otherwise available;

§our history and prospects and the history of and prospects for the industry in which we compete;

§our past and present financial performance;

§our prospects for future earnings and the present state of our development;

§the general condition of the securities markets at the time of this Offering;

§the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

§other factors deemed relevant by us.

MANAGEMENT’S DISCUSSION & ANALYSIS OF

FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

The Company was founded originally as a California corporation as a wholesale importer and distributor of clothing, home décor and tabletop products manufactured to our specifications and distributed in the United States under our brand labels and retailer-owned private labels. The Company moved jurisdiction to Nevada in 2008.

On November 5, 2020, International Ventures Society, LLC, a Nevada limited liability company, was appointed custodian of the Company pursuant to an Order of District Court of Clark County, Nevada. On November 6, the Company adopted amended Articles of Incorporation, which created the 2020 Series A Preferred Stock, with one share authorized. This one share effectively controls the Company by representing no less than 60% of all combined votes of Common and Preferred Stock at any time, and was issued to International Ventures Society LLC on the same day.

On December 16, 2020, International Ventures Society, LLC sold the one outstanding share of 2020 Series A Preferred Stock to Accelerate Global Market Solutions, a change of control transactions that resulted in John Morgan becoming CEO.

Although the Company does not continue any of its previous operations, the Company again is in the business of wholesale manufactured goods; our business plan is to partner with global manufacturers of high margin household, lifestyle, and travel & leisure goods, white label their products under our “Nitches” and market them using a stable of social media influencers.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended August 31, 2021. The balance sheet as of August 31, 2021 has been derived from the unaudited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Summary of Results

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when all of the following elements are satisfied: (i) there are no uncertainties regarding customer acceptance; (ii) there is persuasive evidence that an agreement exists; (iii) delivery has occurred; (iv) legal title to the products has transferred to the customer; (v) the sales price is fixed or determinable; and (vi) collectability is reasonably assured. At this time the company is in a reorganization phase and has minimal to no revenue.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company will bill its customers after its products are shipped. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts, and writes off any uncollectible amounts against the allowance.

Inventory

No Inventory at present or for Fiscal year 2022

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company’s management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required. The Company is in the process of pricing and ordering inventory.

Property and Equipment

None at present or for fiscal year 2022

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2022

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification (“ASC”) 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

No events or changes in circumstances have been identified which would impact the recoverability of the Company’s long- lived assets reported at May 31, 2022 and August 31, 2022.

Current Plan of Operations

Our plan of operations is to shift into a diversified holding company of various Lifestyle brands with growth oriented development can trajectory that can take advantage of our dedicated specialized media marketing operations to grow their sales and distribution. We expect to incur substantial expenditures in the foreseeable future for the development and sales and marketing of our Lifestyle brands and ongoing internal research and development. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. We intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings and as such are unable to project those costs at this time.

As noted above, the pivot to this plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Company Growth Strategy

Our long-term strategy is focused on four priorities: expanding and diversifying our revenues from sales of our own brands of Lifestyles; improving our sales and marketing effectiveness of our media operations through analysis of our marketing data grow sales of our branded Lifestyles faster; disciplined acquisition of upstart Lifestyle brands; developing a stream of revenue from providing our sales and marketing services to third party brands.

Credit Facilities

As of August 31, 2022, the Company had loans or notes payable, other accrued expenses of $22,000. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Off-Balance Sheet Arrangements

The Company does not have any derivative financial instrument or other off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company.

Property

We lease and maintain our primary offices at 1333 N. Buffalo Dr., Suite 210, Las Vegas, NV 89128, which is a shared/virtual office facility. We do not currently own any real estate.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
John Morgan	Chief Executive Officer	45	Since Jan. 2021	40

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

John Morgan- CEO Nitches Inc.  Sole Director.

In addition to receiving education and multiple certifications from the University of South Alabama, Columbia Southern, and Mississippi State, Mr. Morgan has been a sales executive in the retail segment for Fortune 100 telecommunications company since 2010 has managed sales teams of as many as 800 people with cumulative with a cumulative value approximately $24 million USD across 20 locations. In addition to this position, Mr. Morgan has held management positions at multiple micro-cap public companies: He has been the chief executive officer (CEO) at ZA Group, Inc. from 2018 to the present; the CEO of Nitches, Inc. from 2020 to the present; the CEO of Lee Pharmaceuticals, Inc. since 2021.  He will be resigning from his position at AT&T on December 2, 2022 and from his position at ZA Group, Inc. on January 1, 2023 though he will maintain an advisory role with ZA Group, Inc.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Our directors are not compensated for their role on the Board of Directors.  Our sole director, John Morgan, is compensated by the Company but that compensation is for his role as CEO of the Company.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our executive officers and director of the Company as July 18, 2021:

Name and Principal Position	Cash Compensation $	Other Compensation $		Total Compensation $
John Morgan, CEO, Director	$150,000	100,000	[2]	$250,000

Total	$150,000	100,00		$250,000

__________________________

(1)Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification ("ASC") 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

(2)100,000,000 shares of Issuer’s common stock at a valuation of $0.001 due to restrictions on trading and lack of liquidity

Employment Agreements.

The company is currently in negotiations to fill the following positions;

Vice President Finance

Vice President Sales

Vice President Marketing

Vice President Operations

Outstanding Equity Awards

The Company has not made any equity awards to date. Management has plans to create an Equity Incentive Plan after completion of the Offering upon completion of Phase III of the business plan.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of November 23, 2022, they collectively hold the one outstanding share of preferred stock, which controls 60% of the Company’s shareholder vote.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of December 1, 2022	Percentage Before Offering	Beneficially Owned (5) After Maximum Offering
Directors and Officers: (1)(2)
John Morgan (2020 Series A Preferred)	1	100%	100%
John Morgan (Common)	25,000,000	44%	2.6%
Greater than 5% Beneficial Owners:
None		%	%

_________________________________

(1)Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o Nitches Inc., 1333 N. Buffalo Dr., Unit 210, Las Vegas, NV 89128.

(2)John Morgan has the majority of common votes and, therefore, control over all matters submitted to shareholders.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of August 31, 2022, the Company had a total outstanding indebtedness of $34,000. This was the last time, since the latest amendment to this Offering Circular that the Company issued any notes in exchange for cash or bona fide services. Additional information about the Company’s outstanding notes and debentures can be found in the Section below entitled “Nitches Inc., Recent Financing Activities.” Other investors also provided financing, information about which can also be found in the Section entitled “Nitches Inc., Recent Financing Activities.”

Common Stock

As of December 1, 2022, the Company had 300,000,000 shares of Common Stock authorized, and 56,759,444 shares of Common Stock issued and outstanding. The Company will increase its authorized shares for the remainder of the Offering as it approaches 300,000,000 common shares outstanding, because of Mr. Morgan’s voting control, that can be done by a shareholder consent only executed by him.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The following table is a summary of the Company’s preferred stock. Please refer to the information following the table for the full terms.

Designation	Authorized Shares	Shares Issued	Ownership	Voting
2020 Series A Preferred	1	1	John Morgan	100%
Votes per share	100
			Class Total	100%

The designations, preferences, limitations and relative rights of the shares of each such class are as follows:

Series “A” Preferred Stock

There is share of 2020 Series A Preferred stock authorized and issued and outstanding.

The designation, preferences, limitations and relative rights of the Series “A” Preferred Stock are as follows:

2020 Series A Preferred Stock, with one share authorized. This one share effectively controls the Company by representing no less than 60% of all combined votes of Common and Preferred Stock at any time. See Certificate of Designation of Special 2020 Series A Preferred Stock at Exhibit 2.4.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC, 18 Lafayaette Place, Woodmere, NY 11598, telephone 212-828-8436, www.vstock.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker- dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

We expect to commence the offer and sale of the Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all 900,000,000 shares of Common Stock offered hereby, (b) November 1, 2023, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is Five Thousand Dollars ($5,000.00).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a subscription agreement; and

2.Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., of Plattsburgh, NY.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Wendell Hacker, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/NICH/disclosure.

NITCHES INC.

Report of Independent Registered Public Accounting Firm

to the shareholders and the board of directors of Nitches, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nitches, Inc (the “Company”) as of August 31, 2022, 2021 and the related consolidated statements of operations, changes in shareholders' equity and cash flows, for each of the two years in the period ended August 31, 2022, and the related notes collectively referred to as the “financial statements”.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2022, and 2021, and the results of its operations and its cash flows for the year ended August 31, 2022, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company has continuously incurred a net loss of $850,969 for the year ended August 31, 2022, and an accumulated deficit of $30,097,970 at August 31, 2022. The continuation of the Company as a going concern through August 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

/s/ OLAYINKA OYEBOLA & CO.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company’s auditor since October 2021.

November 28th, 2022.

Lagos Nigeria

NITCHES, INC.

Condensed Consolidated Financial Statements

Balance Sheet

	Notes	August 31, 2022	August 31, 2021

ASSETS
Current assets
Cash and cash equivalents	2	$71,391	$1,354
Inventory		130,550	-
Total current assets		201,941	1,354

Fixed assets
Property, plant & equipment	4	8,649	-
Accumulated depreciation	4	(720)	-
Software	5	8,400	-
Accumulated amortization	5	(840)	-

Total Assets		$217,430	$1,354

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses		$22,000	$46,800
Loans & notes payable, short-term or current	6	-	141,555
Related party loans & notes payable, short-term or current	10	12,000	-
Total Liabilities		$34,000	$188,355

Stockholders’ Equity (Deficit)
Preferred stock, Series A, par value $0.001, 1 and Nil authorized and 1 issued and outstanding as of August 31, 2022 and 2021 respectively	7	-	-
Common stock, par value $0.001 per share, 300,000,000 Authorized and 56,759,644 and 105,659,644 shares issued and outstanding as of August 31, 2022 and 2021 respectively	7	56,759	105,659
Additional paid-in capital		30,224,641	28,954,341
Accumulated deficit		(30,097,970)	(29,247,001)

Total Stockholders’ Equity (Deficit)		183,430	(187,001)

Total Liabilities And Stockholders’ Equity (Deficit)		$217,430	$1,354

See accompanying notes to these condensed consolidated unaudited financial statements.

NITCHES, INC.

Condensed Consolidated Financial Statements

Statements of Operations

	For the Year Ending August 31,
	2022	2021

Revenues	$710	$-

Cost of goods sold	5,349	-

Gross profit	(4,639)	-

Operating expenses
Selling, general & administrative expenses	832,184	14,173,971
Depreciation & amortization	1,560	-

Total operating expenses	833,744	14,173,971

Loss from operations	(838,383)	(14,173,971)

Other income (expense)
Financing costs	(12,586)	(6,055)
Beneficial conversion feature	-	(5,000,000)
Other income (expenditure) net	-	25

Loss before income taxes	$(850,969)	$(19,180,001)

Provision for income taxes	-	-

Net loss	(850,969)	(19,180,001)

Net loss per share	$(0.01)	$(0.86)

Weighted average shares outstanding	136,709,644	22,326,311

See accompanying notes to these condensed consolidated unaudited financial statements.

NITCHES, INC.

Condensed Consolidated Financial Statements

Statement of Changes in Stockholders’ Equity

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Surplus (Deficit)	Total

Balance, September 1, 2020	-	$-	5,659,644	$5,659	$10,054,341	$(10,067,000)	$(7,000)

Preferred stock beneficial conversion feature	1	-	-	-	5,000,000	-	5,000,000
Common stock issued for services	-	-	100,000,000	100,000	13,900,000	-	14,000,000
Net loss for the year 2021	-	-	-	-	-	(19,180,001)	(19,180,001)

Balance, September 1, 2020	-	$-	105,659,644	$105,659	$28,954,341	$(29,247,001)	$(187,001)

Common stock issued on conversion of preferred stock	(1)	-	100,000,000	100,000	-	-	100,000
Common stock issued for services	-	-	14,000,000	14,000	406,000	-	420,000
Common stock issued for investment	-	-	(162,900,000)	(162,900)	864,300	-	701,400
Net loss for the year 2022	-	-	-	-	-	(850,969)	(850,969)

Balance, August 31, 2022	-	$-	56,759,644	$56,759	$30,224,641	$(30,097,970)	$183,430

See accompanying notes to these condensed consolidated unaudited financial statements.

NITCHES, INC.

Condensed Consolidated Financial Statements

Statement of Cash Flow

	For the Year Ending August 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(850,969)	$(19,180,001)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock issued for services	520,000	14,000,000
Depreciation and amortization	1,560	-
Non-cash interest, convertible loan	-	6,055
Beneficial conversion feature	-	5,000,000
Financing costs	1,807	-
Changes in operating assets and liabilities:
Inventory	(130,550)	-
Accounts payable and other current liabilities	(24,800)	39,800

NET CASH (USED IN) OPERATING ACTIVITIES	(482,952)	(134,146)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale (purchase) of tangible assets	(8,649)	-
Sale (purchase) of intangible assets	(8,400)	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(17,049)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of equity	701,400	-
Proceeds from (repayment of) debt instruments	(141,555)	141,555
Related party loans	12,000	-
Financing costs	(1,807)	(6,055)

NET CASH PROVIDED BY FINANCING ACTIVITIES	570,038	135,500

NET INCREASE IN CASH	70,037	1,354

Cash, beginning of year	1,354	-
Cash, end of year	$71,391	$1,354

SUPPLEMENTAL DISCLOSURES
Supplemental schedules of non-cash investing and financing activities
Issuance of stock at par for officer’s compensation	$420,000	$14,000,000
Issuance of stock for asset acquisition	$-	$-
Interest paid	$16,834	$-

See accompanying notes to these condensed consolidated unaudited financial statements.

NITCHES, INC.

Condensed Consolidated Financial Statements

Notes For the Year Ending August 31, 2022 and 2021

Note 1 - Organization and Operations

The accompanying consolidated financial statements include Nitches, Inc. (‘NICH’ or the ‘Company’), a Nevada corporation, its wholly-ownedsubsidiaries and any majority controlled interests.

Nitches Inc is a diversified company that specializes in creating merchandise, manufacturing high end luxury brands, goods and collectibles for influencers and celebrities. Nitches is focused on sports clothing, athleisure brands, sustainable products, NFTs and technology. We are also taking tremendous steps to protect Nitches and our clients intellectual property by innovating technology to help prevent counterfeiting. In addition to the merchandise and manufacturing, Nitches is partnering with brands that are innovating outside of the box. Our business model is anchored in a long-term vision that builds on the heritage of our brands and stimulates creativity and excellence. Nitches empowers brands, celebrities and influencers with customized merchandise to increase their bottom line from their notoriety and social fame in this social age.

The Company was founded originally as a California corporation as a wholesale importer and distributor of clothing, home décor and tabletop products manufactured to our specifications and distributed in the United States under our brand labels and retailer-owned private labels. The Company moved jurisdiction to Nevada in 2008.

On November 5, 2020, International Ventures Society, LLC, a Nevada limited liability company, was appointed custodian of the Company pursuant to an Order of District Court of Clark County, Nevada. On November 6, the Company adopted amended Articles of Incorporation, which created the 2020 Series A Preferred Stock, with one share authorized. This one share effectively controls the Company by representing no less than 60% of all combined votes of Common and Preferred Stock at any time, and was issued to International Ventures Society LLC on the same day.

On December 16, 2020, International Ventures Society, LLC sold the one outstanding share of 2020 Series A Preferred Stock to Accelerate Global Market Solutions, Inc., a change of control transactions that resulted in John Morgan becoming CEO. This share of 2020 Series A Preferred Stock was converted into 100,000,000 shares of Common Stock on November 4, 2021.

Since February 2022, the Company has announced the completion and launch of its Nitches OVS mobile app, which can be used to prove ownership of the Company’s luxury products, apparel and streetwear clothing items, as well as clothing collections in collaboration with legendary football coach Steve Calhoun; superstar vocal coach Nick Cooper; vegan influencer John Lewis; and world-famous artist Voodo Fe with a collection to honor the legendary Miles Davis. In addition, the Company has announced an NFT campaign to focus on inclusivity and the development of its own exclusive clothing line to promote mental well being.

On April 5, 2022, the Company executed amended loan notes which, in each case, changed the conversion terms from $0.00001 per share to a 50% discount to the lowest market price experienced in the 20 trading days prior to conversion.

On July 21, 2022, the Company announced it had repaid all outstanding loan notes and convertible loan notes, leaving the Company completely debt-free. To the end of August 2022, the Company continued to work on development and promotion of its clothing ranges.

Note 2 - Summary of Significant Accounting Policies Basis

Basis of Presentation

The accompanying financial statements have been prepared for Nitches, Inc. in accordance with accounting principles generally accepted in the United States of America (US GAAP), with all numbers shown in US Dollars.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included. The financial statements include acquired subsidiaries, as discussed below, and include all consolidation entries required to include those subsidiaries.

Revenue Recognition

The Company recognizes revenue under the Financial Accounting Standards Board’s Topic 606, Revenue from Contracts with Customers (‘Topic 606’). Topic 606 has established a five-step process to determine the amount of revenue to record from contracts with customers. The five steps are:

-Determine if we have a contract with a customer;

-Determine the performance obligations in that contract;

-Determine the transaction price;

-Allocate the transaction price to the performance obligations; and

-Determine when to recognize revenue.

Our revenues are generally earned under formal contracts with our customers and are derived from sales of branded clothing products to customers. Our contracts do not include the possibility for additional contingent consideration so that our determination of the contract price does not involve having to consider potential additional variable consideration.

For arrangements with multiple performance obligations (eg. multiple deliveries), we recognize product revenue by allocating the transaction revenue to each performance obligation based on the relative fair value of each deliverable and recognize revenue when performance obligations are met including when product is delivered. Our contracts sometimes require customer payments in advance of revenue recognition. These are recognized as revenue when the Company has fulfilled its obligations under the respective contracts. Until such time, we recognize this prepayment as deferred revenue.

Contracts in progress are included in revenue recognition as unbilled revenues until delivery is made and billing occurs.

On a quarterly basis, we examine all of our fixed-price contracts to determine if there are any losses to be recognized during the period. Any such loss is recorded in the quarter in which the loss first becomes apparent based upon costs incurred to date and the estimated costs to complete as determined by experience from similar contracts. Variations from estimated contract performance could result in adjustments to operating results.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Cash and Cash Equivalents

For the Balance Sheet and Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company had no cash equivalents as at August 31, 2022 or 2021.

Accounts Receivable

Accounts receivable are shown net of any allowance for doubtful accounts, determined as such when management has made a decision that an account is not collectible. As at August 31, 2022, the allowance for doubtful or non-collectible accounts receivable was nil.

Inventory

Inventory is stated at the lower of cost (First in, First Out method) or net realizable value.

Depreciation and Amortization

Depreciation is applied to all tangible fixed assets in accordance with the useful life of the type of asset, using the straight line method, for the following types of assets:

-Land and buildings - 40 years

-Plant and equipment - 3 years

-Motor vehicles - 3 years

-Leasehold improvements - based on the length of the lease

Amortization is applied to non-tangible assets in accordance with the useful life of the type of asset, using the straight line method, for the following types of assets:

-Software - 5 years

Goodwill is not amortized but is tested for impairment at the end of each financial year to assess the carrying value. If the carrying value is higher than the asset balance, then no impairment is charged to amortization. If the carrying value is lower than the asset balance then an impairment charge is made to amortization for the difference between the values.

Income Taxes

Income taxes are provided in accordance with the FASB Accounting Standards (ASC 740), Accounting for Income Tax. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Any deferred tax expense (benefit) resulting from the net change during the year is shown as deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Income (Loss) Per Share

Net income (loss) per unit is calculated in accordance with Codification topic 260, “Earnings per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share has not been presented because the shares of common stock equivalents have not been included in the per share calculations as such inclusion would be anti-dilutive. Diluted earnings per share is based on the assumption that all dilutive stock options, warrants and convertible debt are converted or exercised applying the treasury stock method. Under this method, options, warrants and convertible debt are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase shares of common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect during periods of net profit only when the average market price of the units during the period exceeds the exercise or conversion price of the items.

Stock Based Compensation

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees. The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted the codification upon creation of the Company and will expense share-based costs in the period incurred. The Company has not yet adopted a stock option plan and all share-based transactions and share based compensation has been expensed in accordance with the codification guidance.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments when it has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying shares of common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares of common stock based upon the differences between the fair value of the underlying shares at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event not within the entity’s control could require net cash settlement, then the contract shall be classified as an asset or a liability.

Fair Value of Financial Instruments

We adopted the guidance of ASC-820 for fair value instruments, which clarifies the definition of fair value, prescribes methods for determining fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value, as follows:

Level 1Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2Inputs are quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts for cash, accounts receivable, accounts payable and accrued expenses, and loans payable approximate their fair value based on the short- term maturity of these instruments. We did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with the accounting guidance as at August 31, 2022 but we did identify such assets or liabilities as at August 31, 2021, as detailed in Note 11, Derivative Liabilities.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We did not elect to apply the fair value option to any outstanding instruments.

Derivative Liabilities

Derivative financial instruments consist of convertible instruments and rights to shares of the Company’s common stock. The Company assessed that it had no derivative liabilities as at August 31, 2022 and derivative liabilities as at August 31, 2021, as detailed in Note 11, Derivative Liabilities.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirement of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.

The Company has a limited operating history and had a cumulative net loss from inception to August 31, 2022 of $30,097,970. The Company has a working capital surplus of $167,941 as at August 31, 2022.

These financial statements for the year ending August 31, 2022 have been prepared assuming the Company will continue as a going concern, which is dependent upon the Company’s ability to generate future profits and/or obtain necessary financing to meet its obligations as they come due.

The management has committed to an aggressive growth plan for the Company. The Company’s future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses. Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

Note 4 - Fixed Assets

The Company holds fixed assets with values at August 31, 2022 and 2021 as follows:

Asset	Useful Life (years)	August 31, 2022	August 31, 2021
Property and equipment	3	$8,649	$-
Accumulated depreciation		(720)	-

Total		$7,929	$-

During the year ending August 31, 2022, a total of $720 was charged to the Statement of Operations for depreciation.

Note 5 - Intangible Assets

The Company owned the following intangible assets as at August 31, 2022 and 2021:

Asset	August 31, 2022	August 31, 2021
Nitches software app development	$8,400	$-
Accumulated amortization	(840)	-

Total	$7,560	$-

During the year ending August 31, 2022, a total of $840 was charged to the Statement of Operations for amortization.

Note 6 - Loans and Notes Payable

The Company had no loans or notes payable as at August 31, 2022.

Description	Principal Amount	Date of Loan Note	Maturity Date	August 31, 2022	August 31, 2021

Convertible loan from World Market Ventures, 6 months at interest rate of 9%, convertible at $0.00001 per share at holder’s option	$35,000	12/28/2020	6/28/2021	$-	$37,123
Convertible loan from World Market Ventures, 6 months at interest rate of 9%, convertible at $0.00001 per share at holder’s option	58,000	1/8/2021	7/8/2021	-	61,361
Convertible loan from World Market Ventures, 6 months at interest rate of %, convertible at $0.00001 per share at holder’s option	20,000	5/10/2021	11/10/2021	-	20,000
Convertible loan from World Market Ventures, 6 months at interest rate of 9%, convertible at $0.00001 per share at holder’s option	22,500	5/20/2021	11/20/2021	-	23,071

Total				$-	$141,555

Long-term total				$-	$-
Short-term total				$-	$141,555

Loans and Notes Amortization	Amount Due
Due within 12 months	$-
Due within 24 months	-
Due within 36 months	-
Due within 48 months	-
Due after 48 months	-
Total	$-

Note 7 - Capital Stock

The Company is a Nevada corporation with shares of preferred and common stock authorized and issued. As at August 31, 2022 and 2021, the Company was authorized to issue Preferred Stock and Common Stock as detailed below.

Preferred Stock

At August 31, 2022 the Company had authorized Preferred Stock in one designation totaling 1 share:

Preferred Stock Series A

The Company is authorized to issue 1 share of Series A, with a par value of $0.001 per share. As at September 1, 2019, the Company had no shares of Series A preferred stock issued and outstanding.

On November 6, 2020, the Company adopted amended Articles of Incorporation, which created the 2020 Series A Preferred Stock, with one share authorized with a par value of $0.001. This one share effectively controls the Company by representing no less than 60% of all combined votes of Common and Preferred Stock at any time. This one share is also convertible into 100,000,000 shares of common stock at any time.

On November 6, 2020, in accordance with a Court Order, the Company issued the one authorized share of 2020 Series A Preferred Stock to its legally appointed Custodian, International Ventures Society, LLC.

On December 16, 2020, International Venture Society, LLC sold the one share of issued and outstanding 2020 Series A Preferred Stock to Accelerate Global Market Solutions for a total of $55,000, resulting in a change of control.

On November 4, 2021, the holder of the one share of issued and outstanding 2020 Series A Preferred Stock converted this share into 100,000,000 shares of Common Stock.

At August 31, 2022 the Company had no shares of Preferred Stock Series A issued and outstanding.

As at August 31, 2022, the Company had no shares of Preferred Stock issued and outstanding.

Common Stock

As at August 31, 2022, the Company is authorized to issue up to 300,000,000 shares of Common Stock with par value $0.001.

As at September 1, 2020, the Company had 5,659,644 shares of Common Stock issued and outstanding.

On August 3, 2021, the Company issued 100,000,000 shares of Common Stock to an officer for services of $14,000,000, or $.14 per share.

On October 12, 2021, the Company issued 1,000,000 shares of Common Stock to an investor for investment of $30,000, or $.03 per share.

On October 12, 2021, the Company issued 9,000,000 shares of Common Stock to an officer for services of $270,000, or $.03 per share.

On November 4, 2021, the Company issued 1,000,000 shares of Common Stock to an investor for investment of $30,000, or $.03 per share.

On November 4, 2021, the Company issued 100,000,000 shares of Common Stock to an investor for preferred stock conversion of $100,000, or $.001 per share.

On November 4, 2021, the Company issued 5,000,000 shares of Common Stock to an officer for services of $150,000, or $.03 per share.

On December 14, 2021, the Company issued 2,000,000 shares of Common Stock to an investor for investment of $60,000, or $.03 per share.

On January 7, 2022, the Company issued 2,000,000 shares of Common Stock to an investor for investment of $60,000, or $.03 per share.

On March 9, 2022, the Company issued 2,000,000 shares of Common Stock to an investor for investment of $60,000, or $.03 per share.

On March 18, 2022, the Company issued 1,000,000 shares of Common Stock to an investor for investment of $30,000, or $.03 per share.

On March 31, 2022, the Company bought back and canceled 189,000,000 shares of Common Stock from various shareholders.

On April 11, 2022, the Company issued 4,500,000 shares of Common Stock to an investor for investment of $75,000, or $.03 per share.

On April 11, 2022, the Company issued 1,000,000 shares of Common Stock to an investor for investment of $30,000, or $.03 per share.

On May 9, 2022, the Company issued 2,100,000 shares of Common Stock to an investor for investment of $50,400, or $.024 per share.

On June 7, 2022, the Company issued 4,500,000 shares of Common Stock to an investor for investment of $108,000, or $.024 per share.

On July 15, 2022, the Company issued 1,000,000 shares of Common Stock to an investor for investment of $24,000, or $.024 per share.

On July 19, 2022, the Company issued 3,000,000 shares of Common Stock to an investor for investment of $72,000, or $.024 per share.

On July 25, 2022, the Company issued 3,000,000 shares of Common Stock to an investor for investment of $72,000, or $.024 per share.

As at August 31, 2022, there were 56,759,644 shares of Common Stock issued and outstanding.

Note 8 - Derivative Liabilities

The Company applies the provisions of ASC Topic 815-40, Contracts in Entity’s Own Equity (“ASC Topic 815-40”), under which convertible instruments, which contain terms that protect holders from declines in the stock price (reset provisions), may not be exempt from derivative accounting treatment. As a result, embedded conversion options in convertible debt are recorded as a liability and are revalued at fair value at each reporting date. If the fair value of the note exceeds the face value of the related debt, the excess is recorded as change in fair value in operations on the issuance date.

The Company identified embedded derivatives as a Beneficial Conversion Feature of the 2020 Series A Preferred Stock, issued on November 6, 2020. This was evaluated as $5,000,000, based on the conversion terms of one share of preferred stock for 100,000,000 shares of Common Stock and the price of the Common Stock on the date of issue of $0.05 per share. This was posted to Additional Paid-in Capital and as a loss to the Statement of Operations for the year ended August 31, 2021.

Note 9 - Income Taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken from year ended December 31, 2015 tax return onwards. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The Company adopted this interpretation effective on inception.

For the year ended August 31, 2022, the Company had available for US federal income tax purposes net operating loss carryovers of $30,085,970, all of which will expire by 2042.

The Company has provided a full valuation allowance against the full amount of the net operating loss benefit, since, in the opinion of management, based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized.

	August 31, 2022	August 31, 2021
Statutory federal income tax rate	21.00%	21.00%
Statutory state income tax rate	0.00%	0.00%
Valuation allowance	(21.00%)	(21.00%)
Effective tax rate	0.00%	0.00%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets result principally from the following:

Deferred Tax Assets (Gross Values)	August 31, 2022	August 31, 2021
Net operating loss carryover	$(25,085,970)	$(24,247,001)
Less: valuation allowance	25,085,970	24,247,001
Net deferred tax asset	$-	$-

Note 10 - Related Party Transactions

There were related party transactions during the year ending August 31, 2022 and 2021. The Company’s CEO accrued certain amounts of pay, with $10,000 still due as at August 31, 2022. In addition, the CEO paid certain invoices on behalf of the Company, totaling $2,000, for a total of $12,000 due to the CEO at August 31, 2022.

Note 11 - Commitments and Contingencies

As at August 31, 2022 and 2021, the Company had no commitments or contingencies

Note 12 - Subsequent Events

Subsequent to August 31, 2022, the Company reported the following events:

On October 19, 2022, the Company entered into two secured convertible loan notes with identical terms. The first loan note was with World Market Ventures, for $27,500 with an original issuer discount of $2,500, meaning that the Company received $25,000. The term was 9 months, with interest charged at a rate of 9% annually, though is not due to be paid until the end of the term or upon any acceleration of payment. The Company must pay down the balance of the note at a rate of 25% of any qualified offering proceeds received after the initial $50,000, with no other form of prepayment allowed. Default interest will be charged at 12% in the event the note is not repaid by the end of the term. The note may be converted initially into common stock at a rate of $0.00375 per share of common stock, representing 75% of the trading price of the stock as at the date of the note. This initial conversion price gives way to a variable conversion price of a 50% discount to the lowest market price within the 30 trading day ending on the day before any conversion. The second note, on exactly the same terms, was issued to CC Strategic Enterprise LLC.

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation
2.2	By-Laws
2.3	Order Granting Application for Appointment of International Venture Society as Custodian of Nitches, Inc.
2.4	Certificate of Designation of Special 2020 Series A Preferred Stock
2.5	Certificate of Change
4.1	Subscription Agreement
6.1	Template Brand Ambassador Agreement
11.1	Consent of Milan Saha, Esq. (included in Exhibit 12.1)
11.2	Consent of Olayinka Oyebolah & Co.
12.1	Opinion of Milan Saha, Esq.

PIII-1

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on December 2, 2022.

Nitches, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ John Morgan

Name: John Morgan

Title: Chief Executive Officer, Director and Principal Financial Officer

Date: December 2, 2022

By: /s/ John Morgan

Name: John Morgan

Title: Chief Financial Officer (Principal Financial Officer)

Date: December 2, 2022

SIGNATURES OF DIRECTORS:

By: /s/ John Morgan

Name: John Morgan

Title: Chairperson, Director

Date: December 2, 2022

PIII-2